Exhibit 10.1

SHARE PURCHASE AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this 6th day of March 2024 by and among Blue World Acquisition Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), TOYO Co., Ltd, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“PubCo”) and NOTAM Co., Ltd., a Japanese corporation (the “Buyer”). Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of August 10, 2023, as amended on December 6, 2023, February 2, 2024 and February 29, 2024 (as the same may be futher amended, restated or supplemented, the “Business Combination Agreement”) with PubCo, TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), Vietnam Sunergy Cell Company Limited, a Vietnamese company, (“TOYO Solar”, together with PubCo, Merger Sub and SinCo, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company, and Fuji Solar Co., Ltd, a Japanese company, WA Global Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands, Belta Technology Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and BestToYo Technology Company Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands;

WHEREAS, pursuant to the Business Combination Agreement, following the consummation of a series of transactions involving the Group Companies, at the Merger Effective Time (as defined in the Business Combination Agreement), the Company shall merge with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”), as a result of which, among others, all of the issued and outstanding securities of the Company immediately prior to the Merger Effective Time (as defined in the Business Combination Agreement) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Companies Act (as revised) of the Cayman Islands and other applicable laws;

WHEREAS, pursuant to the Amended and Restated Memorandum and Articles of Association of the Company, prior to completion of a Business Combination, the Company shall not issue any securities (other than the public shares issued in its initial public offering) that would entitle the holder thereof to (i) receive funds from the Trust Account (as defined below); or (ii) vote on any Business Combination;

WHEREAS, PubCo plans to file a registration statement on Form F-4 containing a prospectus/proxy statement relating to the transactions contemplated by the Business Combination Agreement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”); and

WHEREAS, in connection with, and contingent on the closing of, the Merger, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Buyer, and the Buyer wish to purchase from the Company, certain Class A ordinary shares, par value US$0.0001 per share, of the Company (“Class A Ordinary Shares”) in a private placement exempt from registration pursuant to Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) for a purchase price of $10.00 per share, and the Company desires to issue and sell to the Buyer the PIPE Shares (as defined below) in consideration of the payment of the Purchase Price (as defined below) by or on behalf of the Buyer to the Company at or immediately prior to the Merger Closing (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1
Purchase and Closing

Section 1.01 Issuance, Sale and Purchase of PIPE Shares. Immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Merger Closing”), the Buyer shall purchase from the Company and the Company shall issue, allot and deliver to the Buyer 600,000 Class A Ordinary Shares (the “PIPE Shares”), for an aggregate purchase price of US$6,000,000 (the “Purchase Price”).

Section 1.02 PIPE Closing.

(a) Merger Closing Notice. The Company shall provide written notice (which may be given via email) to the Buyer (the “Merger Closing Notice”) that the Company and PubCo reasonably expect the Merger Closing to occur on a date specified in the notice (the “Scheduled Merger Closing Date”) that is not less than five (5) business days from the date of the Merger Closing Notice, which shall contain wire instructions for an account of a third-party escrow agent (the “Escrow Account”), which shall be the Company’s transfer agent (the “Escrow Agent”) pursuant to an escrow agreement between the Company and the Escrow Agent (the “Escrow Agreement”).

(b) Payment and Deposit. At least three (3) business days prior to the Scheduled Merger Closing Date (unless otherwise agreed to by the Company and PubCo), the Buyer shall deliver or cause to be delivered the Purchase Price by wire transfer of United States dollars in immediately available funds into the Escrow Account, to be held in escrow pending the Merger Closing. The wire transfer shall identify the Buyer, and unless otherwise agreed by the Company, the funds shall be wired from an account in the Buyer’s name or on behalf of the Buyer. If the Merger Closing does not occur or if the PIPE Shares are not converted into Converted Shares within thirty (30) days after the Buyer delivers the Purchase Price to the Escrow Agent, the Escrow Agreement shall provide that the Escrow Agent shall automatically return to the Buyer the Purchase Price, provided that the return of the Purchase Price placed in escrow shall not terminate this Agreement or otherwise relieve either party or any of its obligations hereunder. For purposes of this Agreement, “business day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York or Hong Kong.

(c) Share Delivery. The closing of the sale of the PIPE Shares (the “PIPE Closing”) shall be held on the same date and immediately prior to the Merger Closing (such date being referred to as the “PIPE Closing Date”). At the PIPE Closing, , the Company shall issue and deliver to the Buyer of the PIPE Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form, against release of the Purchase Price by the Escrow Agent to the Company.

(d) Restrictive Legend. The share certificate representing the PIPE Shares shall be endorsed with the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

Section 1.03 Closing Conditions.

(a) Conditions to the Obligations of the Buyer to Effect the PIPE Closing. The obligation of the Buyer to purchase and pay for the PIPE Shares as contemplated by this Agreement is subject to the satisfaction, on or before the PIPE Closing Date, of the following conditions, any of which may only be waived in writing by the Buyer in its sole discretion:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the PIPE Shares hereunder and the Merger and other transactions contemplated in any agreements and documents that may be required to implement the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) will be completed simultaneously with and immediately following the PIPE Closing.

(ii) The representations and warranties of the Company and PubCo contained in ARTICLE 2 and ARTICLE 3 respectively of this Agreement shall have been true and correct in all material respects (or, if qualified by materiality, true and correct in all respects) on the date of this Agreement and on and as of the PIPE Closing Date; and each of the Company and PubCo shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement or the Business Combination Agreement that are required to be performed or complied with on or before the PIPE Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or the Business Combination Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company or PubCo.

(b) Conditions to the Obligations of the Company and PubCo to Effect the Closing. The obligation of the Company to issue, sell and deliver the PIPE Shares to the Buyer and the obligations of PubCo to covert the PIPE Shares into the Converted Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion or waived in writing by the PubCo in its sole discretion with respect to converting the PIPE Shares into the Converted Shares:

(i) All corporate and other actions required to be taken by the Buyer in connection with the purchase of the PIPE Shares hereunder and any other transactions contemplated under the Transaction Documents shall have been completed.

(ii) The representations and warranties of the Buyer contained in ARTICLE 4 of this Agreement shall have been true and correct in all material respects (or, if qualified by materiality, true and correct in all respects) on the date of this Agreement and the PIPE Closing Date; and the Buyer shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement or the Transaction Documents that are required to be performed or complied with by the Buyer on or before the PIPE Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company or PubCo.

Section 1.04 No Voting Rights and Redemption Rights. The Buyer agrees and acknowledges that the Buyer will not be issued or allotted with the PIPE Shares until at or immediately prior to the Merger Closing, which shall be after the general meeting of the Company at which the Merger is being voted on by the shareholders of the Company and after the deadline for redemption of shares in connection with the consummation of the Company’s Business Combination have passed, and accordingly, as the holder of the PIPE Shares, the Buyer has no right to vote on the Merger or the right to receive cash from the fund deposited in the Trust Account for the benefits of the Public Shareholders (as defined below) of the Company in connection with the vote on the Merger.

Section 1.05 Tax Forms. Simultaneously with the execution and delivery of this Agreement, Buyer is delivering to the Company a duly completed and executed U.S. Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 1.06 Converted Shares. At the Merger Effective Time, the PIPE Shares shall be automatically cancelled without any action of the Buyer in exchange for the right to receive the same number of ordinary shares of PubCo, par value $0.0001 per share (the converted shares of PubCo are herein referred as the “Converted Share”), free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws).

ARTICLE 2
Representations and Warranties of the Company

The Company hereby represents and warrants to Buyer on the date hereof and as of the PIPE Closing Date that:

Section 2.01 Organization. The Company is duly incorporated in the jurisdiction of its incorporation and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 2.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

Section 2.03 Authorization for the PIPE Shares. The PIPE Shares have been duly authorized and when issued and delivered to the Buyer against full payment therefor in accordance with the terms of this Agreement, the PIPE Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement or applicable securities laws or that incurred by the Buyer) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents.

Section 2.04 No Broker. Neither the Company nor PubCo has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement.

ARTICLE 3
Representations and Warranties of PubCo

PubCo hereby represents and warrants to Buyer on the date hereof and as of the PIPE Closing Date that:

Section 3.01 Organization. PubCo is duly formed in the jurisdiction of its organization and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by PubCo and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by PubCo does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which PubCo is a party which would prevent PubCo from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

Section 3.03 Authorization for the Converted Shares. The Converted Shares have been duly authorized and when issued and delivered to the Buyer against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement or applicable securities laws or that incurred by the Buyer) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents.

Section 3.04 Subsidiaries. PubCo has no subsidiaries (the “Subsidiaries”) other than Merger Sub, SinCo and TOYO Solar. PubCo holds all of the issued shares of Merger Sub which have been issued legally and validly and are existing. To the extent only as of the PIPE Closing Date, PubCo holds all of the issued shares of SinCo which have been issued legally and validly and are existing. To the extent only as of the PIPE Closing Date, SinCo holds all of the issued shares of TOYO Solar which have been issued legally and validly and are existing.

Section 3.05 Disclosure of Information. Buyer has had an opportunity to discuss PubCo’s and the Subsidiaries’ business, management, financial affairs with PubCo’s management. The foregoing, however, does not limit or modify the representations and warranties of PubCo in Article 3 of this Agreement..

ARTICLE 4
Representations and Warranties of the Buyer

Buyer hereby represents and warrants to the Company on the date hereof and as of the PIPE Closing Date that:

Section 4.01 Organization. If an entity, the Buyer has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The execution, delivery and performance by the Buyer of this Agreement are within the powers of the Buyer, have been duly authorized and will not constitute or result in a material breach or default under or conflict with any law, statute, rule or regulation applicable to the Buyer, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Buyer is a party or by which the Buyer is bound, and, if the Buyer is not an individual, will not violate any provisions of the Buyer’s organizational documents. The signature on this Agreement is genuine, and the signatory, if the Buyer is an individual, has legal competence and capacity to execute the same or, if the Buyer is not an individual the signatory has been duly authorized to execute the same.

Section 4.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 4.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the PIPE Closing Date.

Section 4.04 No U.S. Person. The Buyer is not a “U.S. person” as defined in Rule 902 of Regulation S. The Buyer is not acquiring the PIPE Shares for the account or benefit of any U.S. person as defined in Rule 902 of Regulation S or with a view to distribution. The Buyer was not formed for the purpose of acquiring the PIPE Shares. No subscription, application or agreement in connection with the PIPE Shares was executed or delivered by the Buyer in the United States.

Section 4.05 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.06 Securities Law Compliance. The Buyer understands that the PIPE Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act. The Buyer understands that until registered under an effective registration statement, the PIPE Shares of the Company may not be resold, transferred, pledged or otherwise disposed of by the Buyer absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons as defined in Rule 902 of Regulation S pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the PIPE Shares shall contain a legend or restrictive notation to such effect. The Buyer understands and agrees that the PIPE Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Buyer may not be able to readily resell the PIPE Shares and may be required to bear the financial risk of an investment in the PIPE Shares for an indefinite period of time. The Buyer understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the PIPE Shares. The Buyer understands that, because the Company is a shell corporation, the Buyer will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Merger has been filed with the SEC. The Buyer understands that the PIPE Shares will be issued in book entry form.

Section 4.07 Risks of Investment.

(a) The Buyer acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the PIPE Shares, including those set forth in the Company’s filings with the SEC. The Buyer is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the PIPE Shares, and the Buyer has sought such accounting, legal and tax advice as the Buyer has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Buyer has considered the risks of an investment in the PIPE Shares and determined that the PIPE Shares are a suitable investment for the Buyer and that the Buyer is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Buyer’s investment in the Company.

(b) The Buyer acknowledges specifically that a possibility of total loss exists. In making its decision to purchase the PIPE Shares, the Buyer has relied solely upon independent investigation made by the Buyer and the representations and warranties of the Company and PubCo set forth herein. Without limiting the generality of the foregoing, the Buyer has not relied on any projections or forecasts of future results of operations. Buyer acknowledges and agrees that Buyer had access to, and an adequate opportunity to review, financial and other information as Buyer deems necessary in order to make an investment decision with respect to the PIPE Shares.

(c) The Buyer understands and agrees that no federal or state agency has passed upon or endorsed the merits of this offering of the PIPE Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the information provided to the Buyer.

Section 4.08 Anti-Money Laundering. The operations of the Buyer, including the obligations of the Buyer pursuant to this Agreement, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States and, if the Buyer is a resident of any country other than the United States the anti-money laundering laws of the country in which the Buyer is a resident (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Buyer with respect to the Anti-Money Laundering Laws is pending or, to the Buyer’s knowledge, threatened and there is no basis for any such action, suit or proceeding.

Section 4.09 Absence of Certain Relationships. To the best of the Buyer’s knowledge, none of: (i) the Buyer; (ii) any person controlling or controlled by the Buyer; (iii) any person having a beneficial interest in the Buyer; or (iv) any person for whom the Buyer is acting as agent or nominee in connection with the purchase of the PIPE Shares:

(a) is a country, territory, individual or entity named on a list maintained by of the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), or a person or entity prohibited under the OFAC Programs. The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations; or

(b) is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below.

ARTICLE 5
Registration Rights

Section 5.01 Demand Registration Rights. PubCo hereby agrees with the Buyer or its permitted transferees (collectively, the “Holders”) that at any time after the Merger Closing, if and only if the Converted Shares have not been registered in the Registration Statement, PubCo shall, within forty-five (45) days of receipt of such written notice (the “Demand Notice”), file a registration statement under the Securities Act providing for the proposed resale of such Converted Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares; provided that PubCo shall not be obligated to effect any such registration under any one of the following conditions:

(a) After PubCo has effected two (2) such registrations pursuant to this Section 5.01 and each such registration has been declared or ordered effective;

(b) If any such Holders making registration request under this Section 5.01 (the “Requesting Holders”) may dispose of shares of Registrable Securities pursuant to an effective registration statement on Form F-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form F-3”); or

(c) PubCo shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the exchange on which its securities are traded at the time.

(d) In the event that updated financial statements are required to file such registration statement, PubCo can, at its sole discretion, defer the filing date of the registration statement beyond the forty-five (45) days of receipt of the Demand Notice until ten (10) days after PubCo has filed an annual or quarterly report, as the case may be, with such updated financial statements.

(e) PubCo shall not be required to register any shares pursuant to this Section 5.01 or Section 5.02 which are not Registrable Shares. “Registrable Shares” shall mean the Converted Shares, provided, however, that ordinary shares will cease to be Registrable Shares when (A) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or disposed of pursuant to Rule 144, (B) they are or may be freely traded without registration pursuant to Rule 144, or (C) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by PubCo and PubCo shall not have “stop transfer” instructions against them.

Section 5.02 “Piggyback” Registration Rights. PubCo hereby agrees with the Holders that at any time after the Merger Closing, if PubCo shall determine to proceed with the preparation and filing of a new registration statement under the Securities Act in connection with a proposed offer and sale of any of its securities by it or any of its security holders other than (a) a registration statement on Form F-4, F-8 or other limited purpose form, if and only if the Converted Shares have not been registered in the Registration Statement, PubCo will give written notice of its determination to all Holders. Upon the written request from any Holders (the “Requesting Piggyback Holders”), within 10 days after their receipt of any such notice from PubCo, PubCo will, except as herein provided, cause all of the Converted Shares covered by such request (the “Requested Piggyback Shares”) held by the Requesting Piggyback Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares. If any registration pursuant to this Section 5.02 shall be underwritten in whole or in part in connection with an underwritten offering by PubCo or its securities, PubCo may require that the Requested Piggyback Shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Piggyback Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders; provided, that the representations by the Requesting Piggyback Holders shall be limited to matters relating to its ownership or the Converted Shares being registered and related matters. If the managing underwriter of such public offering advises PubCo that the inclusion of any or all of the Requested Piggyback Shares would reduce the number of shares to be offered by PubCo or interfere with the successful marketing of the securities offered by PubCo, the number of shares of Requested Piggyback Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Piggyback Holders and all other holders of piggyback registration rights with respect to PubCo’s shares who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. Registration pursuant to this Section 5.02 shall not be deemed to be a demand registration as described in Section 5.01 above. PubCo’s obligations under this Section 5.02 shall not apply to the shares held by a Holder after the earlier of (a) three (3) years from the date of this Agreement, (b) the date that such shares held by a Holder have been sold pursuant to Rule 144 or an effective registration statement, and (c) such time as such shares held by a Holder are eligible for immediate resale pursuant to Rule 144.

Section 5.03 Registration Procedures. To the extent required by Section 5.01 and Section 5.02, PubCo will:

(a) prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;

(b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

(c) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that PubCo shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(d) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(e) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for PubCo), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of ordinary shares by such Holders;

(f) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(g) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.

It is a condition precedent to the obligations of PubCo to take any action pursuant to this ARTICLE 5 that the Requesting Holders shall cooperate with PubCo in providing the information necessary to effect the registration of their Registrable Shares, including completion of customary questionnaires and furnishing of information regarding itself, the securities of PubCo held by it and intended method of disposition as shall be reasonably requested in writing by PubCo. Failure to do so will at minimum result in exclusion of such Holders’ Converted Shares from the registration statement.

Section 5.04 Expenses. To the extent required by Section 5.01 and Section 5.02, PubCo will:

(a) Subject to Section 5.04(b), with respect to the any registration required pursuant to Section 5.01 and Section 5.02 hereof, all reasonable fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by PubCo. Notwithstanding the foregoing, PubCo shall not be required to pay for any expenses of any registration process begun pursuant to this Section 5.04 if the registration request is subsequently withdrawn at the request of the Holders or any subset thereof, unless the Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 5.01.

(b) The fees, costs and expenses of registration to be borne by PubCo as provided in paragraph (a) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for PubCo, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 5.04(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above, including any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Holders’ Converted Shares, shall be borne by the Holders or the applicable Holders (as the case may be) on a pro rata basis.

ARTICLE 6
INDEMNIFICATION

Section 6.01 Indemnification. Each party shall indemnify the other party (in this Section, for the Company and PubCo, the Buyer, and for the Buyer, the Company and PubCo), the directors, officers, shareholders, members, partners, employees and agents and each person of such party who controls such party (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (the “Indemnified Party” and the party obligated to indemnify in accordance with this Section, the “Indemnifying Party”) from, against, and with respect to any and all liabilities, obligations, claims, contingencies, costs, damages, losses, and expenses (including reasonable attorney’s fees, collectively, “Damages”), which the Indemnified Party actually suffers or incurs arising out of any of the following matters set forth in paragraphs below:

(a) any material breach or inaccuracy of any of the representations and warranties by the Indemnifying Party as set forth under the Agreement;

(b) any material breach, non-performance, or non-compliance of any obligation under this Agreement by the Indemnifying Party, or

(c) any cause of action, suit, proceeding, or claim, arising out of the execution and delivery of this Agreement or the transactions contemplated by this Agreement.

ARTICLE 7
Miscellaneous

Section 7.01 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, or (b) upon the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that nothing herein will relieve any party from liability for any breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. The Company shall promptly notify the Buyer of the termination of the Business Combination Agreement promptly after the termination of such agreement.

Section 7.02 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed by signature in portable document format (.pdf), and a signature in portable document format (.pdf) will constitute an original for all purpose.

Section 7.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall, to the fullest extent applicable, be brought and enforced first in the Southern District of New York, then to such other court in the State of New York as appropriate and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 7.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys’ and experts’ fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 7.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 7.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 7.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 7.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 7.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the PIPE Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the PIPE Shares or under or otherwise pursuant to this Agreement.

Section 7.10 Notice. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, with evidence of delivery, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service that provides evidence of delivery or attempted delivery, or (iv) three (3) business days (five (5) business days for overseas) after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company at or prior to the Merger Closing, to:	with a copy (which will not constitute notice) to:

Blue World Acquisition Corporation 244 Fifth Avenue, Suite B-88 New York, NY 10001 Attn: Liang Shi Email: liang.shi@zeninpartners.com	Robinson & Cole LLP 666 Third Avenue, 20th Floor New York, NY 10017 Attn: Arila Zhou, Esq. Email: azhou@rc.com

With a copy to:	Cooley LLP
Vietnam Sunergy Cell Company Limited 5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan Attn: Cui Changyan Email: cui@abalance.jp	IFC – Tower 2, Level 35, Unit 3510 8 Century Avenue Pudong New Area Shanghai 200120, China Attn: Ruomu Li Email: rrli@cooley.com

If to PubCo:
TOYO Co., Ltd 5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku, Tokyo, Japan Attn: Cui Changyan Email: cui@abalance.jp	Cooley LLP IFC – Tower 2, Level 35, Unit 3510 8 Century Avenue Pudong New Area Shanghai 200120, China Attn: Ruomu Li Email: rrli@cooley.com

If to the Buyer:	Nishimura & Asahi (Gaikokuho Kyodo Jigyo)
NOTAM Co., Ltd. 2-25-22-204, Kohinata, Bunkyo-ku, Tokyo, Japan Attn: Representative Director Miki Harada Email: y_harada_1231@nifty.com	Otemon Tower, 1-1-2 Otemachi, Chiyoda-ku, Tokyo, Japan Attn: Tomohiro Takagi Email: t.takagi@nishimura.com

Any party may change its address for purposes of this Section 7.10 by giving the other parties hereto written notice of the new address in the manner set forth above.

Section 7.11 Waiver of Claims Against Trust. Reference is made to the final prospectus of the Company, filed with the Securities Exchange Commission on January 31, 2022 (the “Prospectus”). Buyer warrants and represents that it has read the Prospectus and understands that the Company has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO collectively, with interest accrued from time to time thereon, initially in an amount of $92,900,000 for the benefit of the Company’s public shareholders (the “Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event they elect to redeem ordinary shares of the Company in connection with the consummation of the Company’s Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the applicable time period, (iii) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $50,000 in dissolution expenses or (iv) to the Company after or concurrently with the consummation of a Business Combination.

For and in consideration of the Company entering into entering into this agreement with Buyer, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against, the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company and Buyer, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Buyer hereby irrevocably waives any Claims it may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement). Buyer agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company to induce it to enter in this Agreement, and Buyer further intends and understands such waiver to be valid, binding and enforceable under applicable law.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

Blue World Acquisition Corporation

By:	/s/ Liang Shi
Name:	Liang Shi
Title:	Chief Executive Officer and Director

TOYO Co., Ltd

By:	/s/ RYU Junsei
Name:	RYU Junsei
Title:	Director

NOTAM Co., Ltd.

By:	/s/ Miki Harada
Name:	Miki Harada
Title:	Representative Director
Address:	2-25-22-204, Kohinata, Bunkyo-ku, Tokyo, Japan

[Signature Page to the Share Purchase Agreement]